SUBSIDIARIES OF THE REGISTRANT


M & R CORPORATION ("MRC"), Delaware

     M & R Investment Company, Inc. ("MRI"), Nevada wholly owned by MRC

          SHF Acquisition Corporation, Nevada
               wholly owned by MRI

          Southlake Acquisition Corporation, Nevada wholly owned by MRI

CONTINENTAL CALIFORNIA CORPORATION, Delaware wholly owned by Registrant

DUNES, INC., New Jersey
     wholly owned by Registrant

     Dunes Hotels and Casinos of Atlantic City, Inc., New Jersey wholly owned by Dunes, Inc.